Exhibit 99.1
                            AURORA GOLD CORPORATION

NEWS RELEASE 03-2007                                              April 18, 2007

                                                                Trading Symbols:
CUSIP No.:     051642106                                       NASD OTC BB: ARXG
WKN: (Germany) 904846                                FRANKFURT: A4G.FSE, A4G.ETR
                                                          BERLIN-BREMEN: A4G.BER


                                  NEWS RELEASE
                                  ------------

Aurora Gold Corporation is pleased to announce drilling has confirmed that the strike length has been extended by at least 100m at the Molly occurrence on the Company's Sao Domingos property.

Balcatta,  WA,  Australia,  -  April 18, 2007 - (NASD OTC BB: "ARXG"; FRANKFURT:
"A4G.FSE", "A4G.ETR"; BERLIN-BREMEN: "A4G.BER") Aurora Gold Corporation (the "Company", "Aurora Gold"), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Para, Brazil, is pleased to announce the latest results from the Molly Prospect have extended the current 300m of strike of the mineralised structure by over 100m to the east on the Molly occurrence on the Company's Sao Domingos property.

Results from 3 further drill sections, at 40 metre spacing, have been received with all holes intersecting significant alteration and mineralization. Results include:

5.44 m @ 1.4 g/t from 53.8 m
1.88 m @ 3.2 g/t from 66.4 m
0.97 m @ 3.6 g/t from 60.2 m
0.90 m @ 5.1 g/t from 37.2 m
1.85 m @ 3.2 g/t from 53.1 m
0.89 m @ 9.8 g/t from 106.6 m
0.93 m @ 4.3 g/t from 90.7 m

* Resources quoted in this news release have been prepared in accordance with the Australasian Joint Ore Reserves Committee (the "JORC") code for reporting of Mineral Resources and Ore Reserves (the "JORC Code").

Resource modelling is currently underway and pre-feasibility studies have commenced on the Molly Prospect. Drilling during 2007 will focus on strike extensions of the deposit and collecting geotechnical/metallurgical data. The resource still remains open along strike in both directions and to depth, and Aurora Gold will continue to evaluate the potential, and is confident that Molly could evolve and link up with other noted targets further along strike. The results could see a series of satellite mines that could provide high grade mill feed for years to come and provide a cash flow to aggressively explore the Tapajos properties.

Aurora Gold is a mineral exploration company focusing on the exploration and development of its 7 exploration properties in the Tapajos Gold Province, State of Para, Brazil. The project areas were selected due to their proximity to known gold occurrences and from historical records of gold production. The lithologies associated with the projects are similar to those that have proven to be the host of significant gold occurrences elsewhere in the Tapajos. Aurora Gold's stock trades on the following exchanges under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt Exchange and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.


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For Further information, please call Klaus Eckhof
Phone:       (+61) 8 9240-2836
Address:     30 Ledger Road, Balcatta, WA, 6021 Australia
Website:     www.aurora-gold.com

ON BEHALF OF THE BOARD

"Klaus Eckhof"

Klaus Eckhof
President, CEO and Director


CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base medals; the speculative nature of precious and base medals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us. Forward-looking statements are not guarantees of future performance. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.
                                                         ------------------

We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.


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